UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020
_______________________________________________________________________________
Safehold Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas
39th Floor
New York	,	NY	10036
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400
 _______________________________________________________________________________

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Item 8.01    Other Events
Safehold Inc. ("we", "our" and "SAFE") has a policy and process pursuant to which we intend to periodically determine an estimate of the unrealized capital appreciation in the real properties that we have the right to acquire pursuant to the residual provisions in our ground lease investments, or Ground Leases. The unrealized capital appreciation is the aggregate "Combined Property Value" associated with our portfolio of Ground Leases in excess of the aggregate cost basis of our Ground Lease portfolio. The "Combined Property Value" means the combined value of the land, buildings and improvements relating to the commercial properties subject to our Ground Leases, as if our Ground Leases did not exist.
We announced today that, as of June 30, 2020, the estimated unrealized capital appreciation in our owned residual portfolio is $5,164 million in the aggregate.
The following is a summary of our policy and process we currently intend to follow with respect to our determination of the estimated unrealized capital appreciation in our owned residual portfolio.
What is the Owned Residual Portfolio?
Our Ground Leases typically contain residual rights providing that following the expiration or earlier termination of the lease (e.g. due to an uncured tenant default), we have the right to own the combined property associated with the lease because we regain possession of the land and receive title to the buildings and other improvements thereon for no additional consideration. We track the unrealized appreciation in the value of the residual portfolio over our basis because we believe it provides relevant information with regard to the three key investment characteristics of our Ground Leases: (1) the safety of our position in a tenant's capital structure; (2) the quality of the long-term cash flows generated by our portfolio rent that increases over time; and (3) increases and decreases in the Combined Property Value of the portfolio that reverts to us pursuant to such residual rights.
We generally target Ground Lease investments in which the initial cost of the Ground Lease represents 30% to 45% of the Combined Property Value. If the initial cost of a Ground Lease is equal to 35% of the Combined Property Value, the balance of 65% of the Combined Property Value represents potential value accretion to us upon the reversion of the property at lease expiration or upon an earlier uncured tenant default, assuming no intervening decline in the Combined Property Value. We believe that, similar to a loan to value metric, tracking changes in the value of the residual portfolio is useful as an indicator of the quality of our cash flows and the safety of our position in a tenant's capital structure, which, in turn, supports our objective to pay and grow dividends over time. Observing changes in the residual portfolio value also helps us monitor changes in the value of the real estate portfolio that reverts to us under the residual provisions of the leases. The value may be realized by us at the relevant time by entering into a new lease on then current market terms, selling the combined property or operating the property directly and leasing the spaces to tenants at prevailing market rates. In our view, there is a strong correlation between inflation and commercial real estate values over time, which supports our belief that the value of our reversionary interest should increase over time as inflation increases.
Process for Determining the Unrealized Capital Appreciation in Our Owned Residual Portfolio
Independent Valuations of Combined Property Values
Pursuant to our valuation policy, we have engaged an independent valuation firm, CBRE, Inc., or CBRE, to prepare (a) initial reports of the Combined Property Value associated with each Ground Lease in our portfolio and (b) periodic updates of such reports, which we use, in part, to determine a current estimate of the unrealized capital appreciation in our owned residual portfolio. CBRE has extensive experience in conducting appraisals and valuations on real properties and each of the valuation reports was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute, or MAI, designation. Each valuation report is prepared utilizing recognized industry standards prescribed by the Uniform Standards of Professional Appraisal Practices.
Certain Ground Leases may be included in our estimate of unrealized capital appreciation for which independent valuation reports have not yet been furnished. For a newly-acquired Ground Lease, until CBRE’s initial report relating to such Ground Lease property has been furnished, such property may be included in the Combined Property Value based on management’s internal valuation estimate. For a newly-acquired Ground Lease where new construction or major renovation is anticipated, until CBRE’s initial report relating to such Ground Lease property has been furnished, the property associated with such Ground Lease may be included in the Combined Property Value based on management’s internal estimate of the total cost of construction of the buildings and improvements relating to such property. In addition, for a Ground Lease transaction in which we have made a commitment to purchase the Ground Lease in the future upon completion of construction, the property associated with such Ground Lease forward commitment may be included in the Combined Property Value based on management’s internal estimate of the total cost of acquisition, development and construction of the land, buildings and improvements relating to such property.

Summary of Methodology
For a Ground Lease in our portfolio, CBRE’s report estimates the Combined Property Value associated with the Ground Lease by determining a hypothetical value of the as-improved subject property as of the date of the report. A "hypothetical value" for this purpose is defined as a value based upon conditions known to be contrary to actual conditions in place, which in this instance is based on an assumed ownership structure different from the actual ownership structure. At our request, CBRE's analysis does not take into account the in-place Ground Lease or other contractual obligations and is based on the hypothetical condition that the property is leased at stabilized levels, where applicable, as of the valuation date. CBRE has been asked to present a value that assumes the ground and the improvements are owned by the same entity and there is no Ground Lease in place, thereby presenting a hypothetical fee simple value, rather than the leased fee value reflecting actual conditions in place. Furthermore, the hypothetical value incorporates the additional assumption that the entire property is leased at market rent, where applicable, without consideration of any costs to achieve stabilization through lease up and associated costs. Market rent can be higher or lower than current contract rent in place. The market value of each property may vary considerably from the hypothetical value presented in CBRE's report.
In determining the Combined Property Value of each property, CBRE primarily uses methodologies that are commonly used in the commercial real estate industry. CBRE has utilized the sales comparison approach, based on sales of comparable properties, adjusted for differences, and the income capitalization approach, based on the subject property's income-producing capabilities. The assumptions applied to determine values for these purposes vary by property type and are selected for use based on a number of factors, including information supplied by our tenants, market data and other factors. See “Limitations and Qualifications” discussion below.
As with any valuation methodology, the determination of the estimated Combined Property Values involves a number of assumptions, estimates and judgments that may not be accurate or complete. The table below summarizes key assumptions that were used by CBRE in its valuations:

Property Type		Rate

Hospitality	Stabilized Occupancy	75% - 88%
	Going-In Capitalization Rate	6.25% - 8.50%
	Discount Rate	9.00% - 11.00%
	Terminal Capitalization Rate	6.75% - 9.00%

Office	Stabilized Occupancy	88% - 99.5%
	Overall Capitalization Rate	4.50% - 9.00%

Multi-Family	Stabilized Occupancy	94% - 97%
	Overall Capitalization Rate	4.25% - 6.25%

Other	Stabilized Occupancy	85% - 97%
	Overall Capitalization Rate	5.25% - 7.00%
While we believe that the assumptions used in determining the Combined Property Values are reasonable, changes in these assumptions would impact the determinations of such values.
CBRE reports do not specifically value the securities of SAFE and their work was not intended to do so, nor should any conclusions be drawn from their work regarding the value of the securities.
Valuation Updates
We currently intend that the Combined Property Value associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months. The Combined Property Value associated with a Ground Lease may be valued more frequently if significant events warrant. CBRE will prepare an initial report of the Combined Property Value associated with a newly-acquired Ground Lease in the quarter following our acquisition, and, for a Ground Lease for which new construction or major renovation is undertaken, CBRE will prepare an initial report of the Combined Property Value associated with such Ground Lease following completion of construction or renovation, as applicable.

Valuation of Ground Leases
For purposes of determining a current estimate of the unrealized capital appreciation in our owned residual portfolio, our portfolio of Ground Leases is valued based on the aggregate cost basis of our Ground Leases. As noted above, the estimated unrealized capital appreciation is the aggregate Combined Property Value associated with our Ground Leases in excess of the aggregate cost basis of our Ground Leases.
The table below shows the current estimated unrealized capital appreciation in our owned residual portfolio as of June 30, 2020 ($ in millions):

June 30, 2020
Combined Property Value(1)	$8,010
Ground Lease Cost(1)(2)	2,846
Unrealized Capital Appreciation in Our Owned Residual Portfolio(2)	5,164
_______________________________________________________________________________

(1)
Combined Property Value includes our 54.8% percentage interest in our unconsolidated venture and $368.4 million related to transactions with remaining unfunded commitments as of June 30, 2020. Ground Lease Cost includes our 54.8% percentage interest in our unconsolidated venture and $72.0 million of unfunded commitments as of June 30, 2020.

(2)	See the discussion below of certain limitations and qualifications on the calculation of estimated unrealized capital appreciation arising from certain tenant rights and other terms of the leases.
Limitations and Qualifications
The calculation of the estimated unrealized capital appreciation in our owned residual portfolio is subject to a number of limitations and qualifications. We do not typically receive full financial statements prepared in accordance with U.S. GAAP for the commercial properties being operated on the land subject to our Ground Leases. In some cases, we are prohibited by confidentiality provisions in our Ground Leases from disclosing information that we receive from our tenants to CBRE. Additionally, we do not independently investigate or verify the information supplied by our tenants, but rather assume the accuracy and completeness of such information and the appropriateness of the accounting methodology or principles, assumptions, estimates and judgments made by our tenants in providing the information to us. Our calculation of unrealized capital appreciation in our owned residual portfolio is not subject to U.S. GAAP and will not be subject to independent audit. No rule or regulation requires that we calculate such measure in a certain way or at all, and our board of directors may adopt changes to the valuation methodology.
There can be no assurance that we will realize any incremental value from the unrealized capital appreciation in our owned residual portfolio or that the market price of our common stock will reflect any value attributable thereto. Additionally, even if we estimate that such unrealized capital appreciation exists initially, we will generally not be able to realize value from it through a near term transaction, as the property is leased to a tenant pursuant to a long-term lease. While the value of commercial real estate as a broad class has generally increased over extended periods of time and is believed by some to exhibit a positive correlation with rates of inflation, the value of a particular commercial real estate asset is primarily a function of its location, overall quality and the terms of relevant leases. Since our Ground Leases are typically long-term (base terms ranging from 30 to 99 years), it is possible that such unrealized capital appreciation will increase in value, but over long periods of time. However, the Combined Property Value of a particular property at the end of a Ground Lease will be highly dependent on its unique attributes and there can be no assurance that it will exceed the amount of our initial investment in the Ground Lease. To the extent we choose to operate a property directly after the expiration or other termination of a Ground Lease, we will be subject to additional risks associated with leasing commercial real estate, including responsibility for property operating costs, such as taxes, insurance and maintenance, that previously were paid for by our tenant pursuant the Ground Lease.
Our ability to recognize some or all of the value associated with the estimated unrealized capital appreciation in our owned residual portfolio may be limited by the rights of our tenants under some of our Ground Leases, including the following:

•	the tenant under our One Ally Center Ground Lease has the right to level the building up to five years before the lease term expires;

•
the tenant under our master lease for five hotel properties and the tenant under our Lock Up Self Storage Ground Lease have rights to purchase our hotel properties or land, as the case may be, in certain circumstances;

•
the tenant under our Honolulu, HI Ground Lease (which is a venture in which iStar has a 51.9% non-controlling interest) has the right to purchase our land at lease expiration, although we have the right to terminate the tenant's purchase option for a fee if the tenant sells the leasehold interest at any point prior to the expiration of the Honolulu, HI Ground Lease. Ground Lease Cost includes $0.4 million to terminate the purchase option assuming we terminate the option in 2030 at the end of the assumed life of the venture and liquidation of its assets;

•	the tenants under many of our Ground Leases have certain preemptive rights should we decide to sell the properties; and

•
a majority of the land underlying our Doubletree Seattle Airport property is owned by a third party and ground leased to us pursuant to a lease that expires in 2044, at which time our Ground Lease and right to sublease the property would terminate and, to the extent not previously realized, we would not recognize any remaining unrealized capital appreciation associated with that property.

We include the unrealized capital appreciation associated with each property listed above in the estimated unrealized capital appreciation of our overall owned residual portfolio, except for the Doubletree Seattle Airport property. For more detail on these matters, please see "Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as the same may be updated in our subsequent reports filed with the SEC. In particular, please see “Risk Factors -The tenant under our Ground Lease relating to the One Ally Center property has the right to level the building before the expiration of the lease," "-Our master lease relating to the Park Hotels Portfolio, and our Ground Leases relating to the Lock Up Self Storage Facility and Honolulu, HI property, provide the tenants with certain rights to purchase our hotel properties or land, as the case may be, in certain circumstances," "-The tenants under certain of our Ground Leases have certain preemptive rights should we decide to sell the Ground Leases;" and "-We are the tenant of a Ground Lease underlying a majority of our Doubletree Seattle Airport property," which Risk Factors are incorporated herein by reference. Our Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent reports may be found on the SEC's website at www.sec.gov.
The estimated unrealized capital appreciation as of June 30, 2020 does not reflect the full potential impact of the COVID-19 pandemic on the Combined Property Value of our portfolio. The unknown duration of the pandemic combined with very limited transaction activity make current real estate valuations highly uncertain and our estimated unrealized capital appreciation could decline in future periods, and any such decline could be material.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit 99.1 Consent of Independent Valuation Firm

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

Date:	July 23, 2020	By:	/s/ JEREMY FOX-GEEN
Jeremy Fox-Geen Chief Financial Officer (principal financial officer)